Exhibit 99.1

Linens 'n Things Announces Second Quarter 2005 Results in-Line with Current Guidance

     CLIFTON, N.J.--(BUSINESS WIRE)--July 20, 2005--Linens 'n Things, Inc. (NYSE:LIN), today announced that total net sales decreased approximately 0.9% to $573.3 million for the second quarter ended July 2, 2005, down from $578.7 million for the same period last year. Comparable net sales for the second quarter of 2005 declined 6.8%. Net loss for the second quarter ended July 2, 2005 was approximately $5.9 million or $0.13 per share on a fully diluted basis.
     "On June 10th, we updated our second quarter guidance and today we reported results in line with that guidance," commented Norman Axelrod, Chairman and Chief Executive Officer. "Traffic remained weak throughout the second quarter, impacted by the magnitude and timing of the unusually high amount of product transitions we were undergoing. Looking to the rest of the year, our Back-to-School assortments are well positioned and we are also excited about the upcoming launch of the Nate Berkus Collection offered exclusively at Linens 'n Things, which presents us with an opportunity to generate excitement in our stores around an important new updated brand for our company."
     Net sales increased 1.1% to $1,144.3 million for the twenty-six week period ended July 2, 2005, up from $1,131.5 million for the same period last year. Comparable net sales for the twenty-six week period ended July 2, 2005 decreased approximately 6.1%.
     Net loss for the twenty-six week period ended July 2, 2005 was approximately $10.0 million or $0.22 per share on a fully diluted basis. For the same period last year, the Company had a net loss of $1.0 million or $0.02 per fully diluted share.
     During the second quarter, the Company opened seventeen new stores, increasing its total square footage to 17.3 million as compared with opening twelve stores during the same period last year. The Company currently expects to open approximately 50 new stores in the United States and Canada in 2005, further expanding its presence as a leading retailer of home furnishings.

     2005 Business Outlook

     This outlook is based on current expectations and includes "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Company can give no assurances that such expectations will prove correct.
     "Based on the changes we are making and continued volatility in performance, it has been increasingly difficult to forecast financial targets," noted William Giles, Executive Vice President and Chief Financial Officer. "Therefore, today we are providing estimates for the back half of the year 2005."
     For the back half of 2005, sales are expected to grow approximately 6% to 8%. Fully diluted earnings per share for the back half of the year are currently targeted to be in the range of $1.25 to $1.50. Comparable net sales are expected to be negative in the third quarter and positive in the fourth quarter.
     Capital expenditures are expected to be approximately $125 million for the full year.

     Linens 'n Things, with 2004 sales of $2.7 billion is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of July 2, 2005, the Company was operating 516 stores in 45 states and five provinces across the United States and Canada. More information about Linens 'n Things can be found online at www.lnt.com.

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The statements are made a number of times and may be identified by such forward-looking terminology as "expect," "believe," "may," "intend," "plan," "target," "outlook," "comfortable with" and similar terms or variations of such terms. All of our information and statements regarding our outlook for the future including future revenues, comparable sales performance, earnings and other future financial condition, impact, results and performance, constitutes forward-looking statements. All our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company and involve certain significant risks and uncertainties, including the levels of sales, store traffic, the results and success of our back-to-school and holiday selling seasons, acceptance of product offerings and fashions and our ability to anticipate and successfully respond to changing consumer tastes and preferences, our ability to anticipate and control our operating and selling expenses, the success of our new business concepts, seasonal concepts and new brands, the performance of our new stores, substantial competitive pressures from other home furnishings retailers, the success of the Canadian expansion, availability of suitable future store locations, schedule of store expansion and of planned closings, the impact of the bankruptcies and consolidations in our industry, unusual weather patterns, the impact on consumer spending as a result of the slower consumer economy, a highly promotional retail environment, any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements and our ability to successfully implement our strategic initiatives.
     If these or other risks or uncertainties materialize, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially from any future results, express or implied by our forward-looking statements. These and other important risk factors are included in the "Risk Factors" section of the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on June 18, 2002 and are contained in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are urged to consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, even if such results or changes make it clear that any projected results will not be realized.
     Our outlook and other forward-looking statements are as of the date of this release only.


                LINENS 'N THINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                                              Thirteen Weeks Ended
                                           ---------------------------
                                           July 2, 2005 July 3,2004(a)
                                           ------------ --------------
Net sales                                  $    573,317  $    578,749

Cost of sales, including buying and
 warehousing costs                              336,374       346,073
                                           ------------ --------------

Gross profit                                    236,943       232,676

Selling, general and administrative
 expenses                                       245,702       231,475
                                           ------------ --------------

Operating (loss) income                          (8,759)        1,201

Interest expense, net                               738         1,045
                                           ------------ --------------

(Loss) income before (benefit) provision
 for income taxes                                (9,497)          156

(Benefit) provision for income taxes             (3,565)           59
                                           ------------ --------------

Net (loss) income                          $     (5,932) $         97
                                           ============ ==============

Per share of common stock:

Basic
-----
Net loss per share                         $      (0.13) $         --
Weighted average shares outstanding              45,265        45,089

Diluted
-------
Net loss per share                         $      (0.13) $         --
Weighted average shares outstanding              45,585        46,071

(a) On July 1, 2005, the Company filed Amendment No. 1 on Form 10-Q/A ("Form 10-Q/A") to its Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004, initially filed with the SEC on August 6, 2004. Form 10-Q/A was filed to reflect the restatement of the Company's Condensed Consolidated Financial Statements for the thirteen-week and twenty-six week periods ended July 3, 2004 and July 5, 2003 related to its correction for the accounting for leases and other immaterial adjustments and reclassifications.


                LINENS 'N THINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                                            Twenty-six Weeks Ended
                                         -----------------------------
                                         July 2, 2005  July 3, 2004(a)
                                         ------------- ---------------
Net sales                                $   1,144,263  $   1,131,549

Cost of sales, including buying and
 warehousing costs                             670,927        677,627
                                         ------------- ---------------

Gross profit                                   473,336        453,922

Selling, general and administrative
 expenses                                      487,856        453,763
                                         ------------- ---------------

Operating (loss) income                        (14,520)           159

Interest expense, net                            1,461          1,804
                                         ------------- ---------------

Loss before benefit for income taxes           (15,981)        (1,645)

Benefit for income taxes                        (5,975)          (630)
                                         ------------- ---------------

Net loss                                 $     (10,006) $      (1,015)
                                         ============= ===============

Per share of common stock:

Basic
-----
Net loss per share                       $       (0.22) $       (0.02)
Weighted average shares outstanding             45,242         44,993

Diluted
-------
Net loss per share                       $       (0.22) $       (0.02)
Weighted average shares outstanding             45,647         46,089

(a) On July 1, 2005, the Company filed Amendment No. 1 on Form 10-Q/A ("Form 10-Q/A") to its Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004, initially filed with the SEC on August 6, 2004. Form 10-Q/A was filed to reflect the restatement of the Company's Condensed Consolidated Financial Statements for the thirteen-week and twenty-six week periods ended July 3, 2004 and July 5, 2003 related to its correction for the accounting for leases and other immaterial adjustments and reclassifications.


                LINENS 'N THINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)

                                         July 2, 2005  July 3, 2004(a)
Assets                                             (unaudited)
Current assets:                          -----------------------------
   Cash and cash equivalents               $    22,193  $      18,990
   Accounts receivable                          34,250         27,490
   Inventories                                 799,077        763,514
   Prepaid expenses and other current
    assets                                      41,287         33,146
   Current deferred taxes                        1,620            404
                                         ------------- ---------------
      Total current assets                     898,427        843,544

Property and equipment, net                    584,346        559,676
Other non-current assets, net                   31,138         26,042
                                         ------------- ---------------

      Total assets                         $ 1,513,911  $   1,429,262
                                         ============= ===============

Liabilities and Shareholders' Equity
Current liabilities:
   Accounts payable                        $   244,842  $     238,142
   Accrued expenses and other current
    liabilities                                137,506        122,905
   Short-term borrowings                            --          6,045
   Current deferred taxes                           --         11,282
                                         ------------- ---------------
      Total current liabilities                382,348        378,374

Other long-term liabilities                    330,974        306,685
                                         ------------- ---------------

      Total liabilities                        713,322        685,059

Shareholders' equity                           800,589        744,203
                                         ------------- ---------------

      Total liabilities and shareholders'
       equity                              $ 1,513,911  $   1,429,262
                                         ============= ===============

(a) On July 1, 2005, the Company filed Amendment No. 1 on Form 10-Q/A ("Form 10-Q/A") to its Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004, initially filed with the SEC on August 6, 2004. Form 10-Q/A was filed to reflect the restatement of the Company's Condensed Consolidated Financial Statements for the thirteen-week and twenty-six week periods ended July 3, 2004 and July 5, 2003 related to its correction for the accounting for leases and other immaterial adjustments and reclassifications.

                LINENS 'N THINGS, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                            Twenty-six Weeks Ending
                                         -----------------------------
                                         July 2, 2005  July 3, 2004(a)
                                                   (unaudited)
                                         -----------------------------
Cash Flows From Operating Activities

Net loss                                 $    (10,006)   $     (1,015)

Depreciation and amortization                  43,675          38,989

Change in working capital                    (166,162)       (110,386)
                                         ------------- ---------------

  Net cash used in operating activities      (132,493)        (72,412)
                                         ------------- ---------------

Cash Flows From Investing Activities

  Additions to property and equipment         (50,454)        (57,437)
                                         ------------- ---------------

Cash Flows From Financing Activities

Proceeds from common stock issued under
 stock incentive plans                          1,769           6,762

Increase in short-term borrowings                  --           6,011

(Increase) decrease in treasury stock             (97)            102
                                         ------------- ---------------

  Net cash provided by financing
   activities                                   1,672          12,875
                                         ------------- ---------------


Effect of exchange rate changes on cash
 and cash equivalents                            (541)           (165)
                                         ------------- ---------------

Net decrease in cash and cash equivalents    (181,816)       (117,139)

Cash and cash equivalents at beginning of
 period                                       204,009         136,129
                                         ------------- ---------------

Cash and cash equivalents at end of
 period                                  $     22,193    $     18,990
                                         ============= ===============

(a) On July 1, 2005, the Company filed Amendment No. 1 on Form 10-Q/A ("Form 10-Q/A") to its Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2004, initially filed with the SEC on August 6, 2004. Form 10-Q/A was filed to reflect the restatement of the Company's Condensed Consolidated Financial Statements for the thirteen-week and twenty-six week periods ended July 3, 2004 and July 5, 2003 related to its correction for the accounting for leases and other immaterial adjustments and reclassifications.


     CONTACT: Linens 'n Things, Inc.
              William T. Giles, 973-815-2929
              www.lnt.com